UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 24, 2011

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary

On February 24, 2011, the Compensation Committee of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved an increase to the base salary of Mr. Thomas J. Seifert, the Company’s Senior Vice President, Chief Financial Officer and Interim Chief Executive Officer, from $525,000 to $606,000, effective July 1, 2011.

Election of Director

The Company’s Board of Directors appointed Henry WK Chow as a director, effective February 26, 2011. In addition, Mr. Chow will be appointed to the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Chow will receive similar compensation as the Company provides to non-employee independent directors, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 5, 2010. On February 26, 2011, Mr. Chow was granted 28,125 restricted stock units, which will vest in equal installments on the anniversary of the date of grant over three years.

There was no arrangement or understanding between Mr. Chow and any other persons pursuant to which Mr. Chow was selected as a director.

A copy of the press release announcing Mr. Chow’s appointment is attached as Exhibit 99.1 hereto.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2011	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 1, 2011.